EXHIBIT 10.1(t)

                        SENSIENT TECHNOLOGIES CORPORATION

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN B

                (Including All Amendments Through June 14, 2001)

SECTION 1. PURPOSE

The purpose of the Sensient Technologies Corporation Supplemental Executive Retirement Plan B (the "Plan") is to enable Sensient Technologies Corporation (the "Company") to attract, retain, and motivate certain key employees and to provide retirement and survivor benefits for the employees, their surviving spouses and designated beneficiaries. The Company intends the Plan to be a non-qualified supplemental executive retirement plan for certain key employees, as designated and described herein.

SECTION 2. DEFINITIONS

For the purpose of this Plan, certain words or phrases used herein will have the following meanings:

     A.   "Board of Directors" means the board of directors of the Company.

     B. "Disability" means permanent long-term disability for which the Executive would be entitled to long-term disability benefits under the Company's Disability Income Plan. Determination of such Disability applied to this Plan shall be made at the sole discretion of the Company and the decision of the Company shall be final. During periods of determined Disability, the Executive shall be considered to be in the full employ of the Company for the purpose of this Plan.

     C. "Executive" means a selected employee of the Company designated to participate in the Plan by the Chief Executive Officer.

     D.   "Final Compensation" means the greater of:

          (i) the Executive's annual base salary as in effect, prior to reduction for the Executive's contributions to this Plan, as of, as applicable, the date of his or her death or retirement, or the date immediately preceding the Company's change of control, plus 50% (100% if the Executive has at any time been the Company's Chief Executive Officer, Chief Operating Officer or Chief Financial Officer) of the highest bonus award, if any, paid to the Executive pursuant to, as applicable, the Sensient Technologies Corporation Management Incentive Plan for Division Presidents or the Sensient Technologies Corporation Incentive Compensation Plan for Elected Corporate Officers during the last five fiscal years of the Company immediately preceding or coinciding with, as applicable, the date of the Executive's death or retirement, or the date immediately preceding the Company's change of control (annualized in the event the Executive was not employed by the Company for the entire fiscal year of any such fiscal year or in the event any such fiscal year was a short fiscal year consisting of less than 12 full months); or

          (ii) the Executive's average annual base salary as in effect, prior to reduction for the Executive's contributions to this Plan, during the 60 highest paid consecutive calendar months of the last 120 calendar months immediately preceding, as applicable, the date of his or her death or retirement, or the date immediately preceding the Company's change of control, plus 50% (100% if the Executive has at any time been the Company's Chief Executive Officer, Chief Operating Officer or Chief Financial Officer) of the highest bonus award, if any, paid to the Executive pursuant to, as applicable, the Sensient Technologies Corporation Management Incentive Plan for Division Presidents or the Sensient Technologies Corporation Incentive Compensation Plan for Elected Corporate Officers during the last five fiscal years of the Company immediately preceding or coinciding with, as applicable, the date of the Executive's death or retirement, or the date immediately preceding the Company's change of control (annualized in the event the Executive was not employed by the Company for the entire fiscal year of any such fiscal year or in the event any such fiscal year was a short fiscal year consisting of less than 12 full months).

     E. "Company" means Sensient Technologies Corporation, and shall include all of its wholly-owned subsidiaries.

     F. "Normal Retirement Date" means the earlier of (i) the date the Executive attains age 62 or (ii) the later of (A) the date the Executive attains age 55 and (B) the date his or her age and years of continuous service with the Company equals or exceeds 85.

     G. "Early Retirement Date" means the later of (i) the date the Executive attains age 55 and (ii) the date the Executive has completed 10 or more years of continuous service with the Company.

     H. "Benefits Administrative Committee" means the Benefits Administrative Committee of the Company, members of which are appointed by the Chief Executive Officer of the Company.

     I. "Benefits Investment Committee" means the Benefits Investment Committee of the Company, members of which are appointed by the Chief Executive Officer of the Company.

SECTION 3. DESIGNATION OF EMPLOYEE PARTICIPATING IN PLAN

The Chief Executive Officer shall have the sole discretion, from time to time, to designate which employees shall participate in the Plan. Such a designated employee shall be called "Executive" and participation shall be evidenced by Executive's execution of this Agreement.

If an Executive declines participation in the Plan at the time of the offer from the Company, a Waiver of Participation form must be signed (Exhibit A attached hereto and incorporated herein by reference).

SECTION 4. EXECUTIVE CONTRIBUTION

While employed with the Company, Executive will contribute on a payroll basis, through a reduction in base salary, an annual amount equal to the Northwestern Mutual Life Insurance Company's non-rated term insurance premium applicable to a life insurance benefit of two times the Executive's base salary in effect on the date of acceptance into the Plan.

SECTION 5. BENEFITS

Except as otherwise provided in Section 14, participating Executives, their spouses and designated beneficiaries shall only be entitled to benefits under this Plan if the Executive is employed by the Company at time of death or until his or her Early Retirement Date, whichever occurs earlier.

     A. In the event the Executive dies while employed by the Company, the Executive will have a survivor income benefit payable to his or her designated beneficiary for a guaranteed period (Section 19). The benefit will equal the designated percentage of the Executive's Final Compensation (see Section 19).

     B. At retirement, the benefit in paragraph A shall no longer be available, and the Executive shall elect one of the alternatives in paragraphs 1, 2, 3 and 4 below.

          1. The Executive may elect to continue in effect a survivor income benefit payable to his or her designated beneficiary for a guaranteed period (see Section 19) commencing after the Executive's death. The benefit will equal the designated percentage (see Section 19) of the Executive's Final Compensation, reduced if applicable by the early retirement provision in paragraph C below based on the Executive's retirement date.

          2. The Executive may elect to receive a supplemental retirement income benefit payable for a guaranteed period (see Section 19) to the Executive or, in the event of the Executive's death, his or her designated beneficiary. The benefit will be the designated percentage (see Section 19) of the Executive's Final Compensation, reduced if applicable by the early retirement provision in paragraph C below. Payments cease after an aggregate of the guaranteed period of payments have been made to the Executive and the beneficiary.

          3. The Executive may elect to receive an actuarially equivalent lifetime supplemental retirement income benefit in a joint or survivor form with the Executive's spouse on the date of retirement as the contingent beneficiary. The benefit will be the designated percentage of the Executive's Final Compensation (see
               Section 19), reduced, if applicable, by the early retirement provision in paragraph C below and further reduced to cover the cost for providing the benefit over the lives of the Executive and the spouse. The benefit for a surviving spouse will be 50% of the monthly benefit for the Executive. The minimum benefit to be paid in the aggregate to the Executive, spouse, and designated beneficiary will be equal to the aggregate dollar amount which would have been payable in the guaranteed period of payout in paragraph 2 above. Therefore, after the death of the later to die of the Executive and the Executive's spouse the designated beneficiary shall receive the remainder of the minimum benefit. If the aggregate payments to the Executive and the Executive's spouse were made for at least the guaranteed period, the remainder of the minimum benefit shall be paid in a lump sum. If the aggregate payments to the Executive and the Executive's spouse were made for less than the guaranteed period, the remainder of the minimum benefit shall be paid in equal monthly installments over the period necessary such that the aggregate payment period for all benefits related to the Executive equals the guaranteed period. The actuarial reductions, from the guaranteed period amount in paragraph 2 above, to obtain the 50% joint and survivor benefit are:

                     Executive's Age
                      at Retirement          % Reduction
                     ---------------         -----------
                           55                     8
                           56                     7
                           57                     6
                           58                     5
                           59                     4
                           60                     3
                           61                     2
                           62                     0

          4. The Executive may elect a retirement income benefit payable in the form of a lump sum distribution but only if the Executive makes such election at least one full calendar year prior to his or her Early Retirement Date or Normal Retirement Date, as applicable, or in lieu of such advance election, elects that his or retirement income benefit be actuarially reduced by six percent (6%) at retirement. If the Executive makes a lump sum distribution election, his or her retirement income benefit will equal the lump sum actuarial equivalent of a benefit, payable for a guaranteed 20 year period, equal to the designated percentage of the Executive's Final Compensation, reduced, as applicable, by: (i) the early retirement provision in subsection C. below based on the Executive's retirement date; and (ii) an actuarial reduction of six percent (6%) if timely advance election of the lump sum form of payment is not made. The actuarial assumptions to be applied in calculating the actuarial equivalent of an Executive's retirement income benefit under this paragraph 4. shall be determined as of the date of the Executive's retirement by the Chief Executive Officer of the Company based upon the recommendations of the Benefits Investment Committee.

          5. In the event that the Executive retires after the Early Retirement Date but prior to the Normal Retirement Date, the retirement benefit in paragraph B.1, 2, 3 and 4 above will be reduced by 3% for each full year the retirement precedes the Executive's Normal Retirement Date.

SECTION 6. MANNER OF PAYING BENEFITS

Within 60 days following the death or retirement of the Executive eligible under
Section 5, an initial benefit payment shall be made as defined under Section 5. All subsequent benefits under this Plan shall accrue on the first day of each succeeding month after such payment and shall be made on or about such day during the period for which benefits are payable.

SECTION 7. BENEFICIARY DESIGNATIONS

The benefits payable by the Company under Section 5 shall be paid as they become due to the beneficiary or beneficiaries as designated by the Executive in writing on the Beneficiary Designation form (Exhibit B attached hereto and incorporated herein by reference). The Executive shall have the right to change or amend such beneficiary designation from time to time (without the consent of any prior beneficiary) by submitting a newly executed Exhibit B to the Company. If the Executive fails to make such beneficiary designation or if no beneficiary so designated survives the Executive, payments shall be made as they become due to the duly appointed personal representative of the estate of the Executive.

SECTION 8. TERMINATION OF EMPLOYMENT

Except as otherwise provided in Section 14, if an Executive's employment with the Company is terminated prior to the Executive's Early Retirement Date, either by the Company or by the Executive, with or without cause, no amounts shall be paid under any provision of this Plan. Disability or death shall not be deemed a termination of employment for purposes of this Section.

SECTION 9. DISABILITY

If the Executive incurs a Disability, Executive contributions will be waived unless and until the Executive returns to full employment. Retirement benefits will not be payable under this Plan while the Executive is receiving benefits under the Company's Disability Income Plan. Retirement benefits will commence with the later of the cessation of such Disability Income Plan payments or the Executive's Normal Retirement Date, such later date being the Executive's retirement for purposes of this Plan.

SECTION 10. TITLE TO LIFE INSURANCE

If the Company elects to purchase a life insurance contract to provide the Company with funds to make payments hereunder, the Company shall at all times be the sole owners of and the beneficiary under such contract, and shall have the unrestricted right to use all amounts and to exercise all options and privileges thereunder without knowledge or consent of the Executive, his or her designated beneficiary or any third party. It is expressly agreed that neither the Executive, designated beneficiary, nor any third party shall have any right, title, or interest whatsoever in or to any such contract.

SECTION 11. PAYMENTS ARE NOT SECURED

The Executive, his or her designated beneficiary or any third party having or claiming a right to payments hereunder or to any interest in this Plan shall rely solely on the unsecured promise of the Company, and nothing herein shall be construed to give the Executive, his or her spouse or designated beneficiary or any third party any right, title, interest, or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future. The Executive shall have the right to enforce his or her claim against the Company in the same manner as any unsecured creditor.

SECTION 12. NON-ASSIGNABILITY OF BENEFITS

No rights of any kind under this Plan shall be transferable or assignable by the Executive, spouse or any designated beneficiary or be subject to alienation, encumbrance, garnishment, attachment, execution, levy or seizure by legal process of any kind, voluntary or involuntary.

SECTION 13. AMENDMENT

This Plan may be amended at any time or from time to time by the Company. Any amendment shall not reduce the benefit of any participating Executive, or any party receiving benefits under this Plan without a consent in writing by the affected Executive or party, as applicable. The failure of either the Company or the Executive to enforce any of the provisions hereof shall not be deemed a waiver thereof. No provision of this Plan shall be deemed to have been waived or modified unless such waiver or modification shall be in writing and signed by the appropriate party. The Company reserves the right to terminate the Plan at any time. The termination of the Plan shall not affect the payment of benefits due to or accrued by any Executive, Executive's spouse, or designated beneficiary covered by the Plan prior to termination.

SECTION 14. CHANGE OF CONTROL OF THE COMPANY

     A.   1.   Notwithstanding any other provision of the Plan, including specifically Sections 5. and 8., in the event of the change of control of the Company, each Executive employed with the Company as of the date of the change of control shall receive, in lieu of any benefit accrued under any other provision of the Plan (other than paragraph 4. below of this subsection A., if applicable), a change of control benefit as calculated under paragraph 3. below of this subsection A. payable in the form of a lump sum distribution as soon as administratively feasible after the date of such change of control, regardless of the Executive's age or period of continuous service as of the date of the change of control.

          2. Notwithstanding any other provision of the Plan, including specifically Section 5., in the event of the change of control of the Company, each Executive who terminated employment before the date of the change of control (except for an Executive of a division of the Company divested before the change of control, unless otherwise determined by the Benefits Investment Committee in its discretion) who has not received full payment of his or her accrued benefit under Section 5. (or if any such Executive is deceased, such Executive's spouse or other designated beneficiary) shall receive, in full satisfaction of such accrued benefit, a lump sum distribution of the actuarial equivalent of such accrued benefit (or a lump sum distribution of the actuarial equivalent of his or her remaining payments if already in pay status) as soon as administratively feasible after the date of such change of control.

          3. The change of control benefit calculated under this subsection A. will equal the lump sum actuarial equivalent of a benefit, payable for a guaranteed 20 year period, equal to the product of the designated percentage of the Executive's Final Compensation and such Executive's Final Compensation as of the date of the change of control (without imposition of a reduction of 3% for each full year the payment date precedes the Executive's Normal Retirement Date, if applicable).

          4. Subject to Section 3., each Executive employed with the Company as of the date of the change of control shall continue to be eligible to participate in this Plan until his or her termination of employment, and upon such Executive's termination he or she shall be eligible for any benefits accrued under the Plan subsequent to the payment of the change of control benefit, regardless of the Executive's age or period of continuous service as of the date of his or her termination of employment. With respect to any such accrued benefit, the Executive may elect retirement benefits under subsection B. of Section 5. payable at any time following his or her termination of employment and attainment of age 55, and the survivor income benefit in subsection A. of Section 5. shall apply until such election is made. The calculation of the Executive's accrued benefit following the change of control will equal the actuarial equivalent of a benefit, payable for a guaranteed 20 year period, equal to the product of the designated percentage of the Executive's Final Compensation and such Executive's Final Base Salary as of the date of the Executive's termination of employment, actuarially reduced for the change of control benefit determined under paragraph 3. above of this subsection A. (but without imposition of a reduction of 3% for each full year the payment date precedes the Executive's Normal Retirement Date, if applicable). After termination of employment, no further contributions shall be required of the Executive under Section 4.

          5. The actuarial assumptions to be applied in calculating the actuarial equivalent of an Executive's benefit under this subsection A. shall be determined as of the date of the change of control or the Executive's termination of employment, as applicable, by the Chief Executive Officer of the Company based upon the recommendations of the Benefits Investment Committee.

     B. For purposes of paragraph A of this Section, the term "change of control of the Company" means:

               (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the Exchange Act) (a Person) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with Clauses (A), (B) and (C) of subparagraph (iii) of this paragraph B; or

               (ii) individuals who, as of September 10, 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to September 10, 1998 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case unless, following such Business Combination (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

               (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 15. FORFEITURE OF BENEFITS

Executive shall forfeit any right to receive benefits hereunder (including any benefit payable to Executive's spouse or designated beneficiary), and all benefit payments hereunder shall terminate, if, at any time during the period in which Executive, his/her spouse and designated beneficiaries shall be entitled to benefits under this Plan or benefits are being paid hereunder, Executive, directly or indirectly, either individually or as an employee, officer, principal, agent, partner, shareholder, owner, trustee, beneficiary, co-venturer, distributor or consultant or in any other capacity: (1) within the continental United States, in a capacity that could reasonably be expected to cause Executive to use or disclose confidential information of the Company acquired by Executive during the term of Executive's employment with the Company, and in a manner materially detrimental to the business of the Company, participates in, becomes associated with, provides assistance to, or has a financial or other interest in any business, activity or enterprise which competes (with any product or product lines of the Company) for Active Customers of the business of the Company or any successor or assign of the Company; (2) induces or attempts to induce any employee, officer, director, sales representative, consultant or other personnel of the Company to terminate his or her relationship or breach his or her agreements with the Company; or (3) within the continental United States induces or attempts to induce any Active Customer or the Company to cease doing business, in whole or in part, with or through the Company, or to do business with any other person, firm, partnership, corporation or any other entity competitive with the business of the Company. The ownership of less than a five percent (5%) interest in a corporation whose shares are traded in a recognized stock exchange or traded in the over-the-counter market, even though that corporation may be a competitor of the Company, shall not be deemed financial participation in a competitor. "Active Customer" shall mean any customer of the Company which purchased any of the Company's products or services during the one-year period preceding the date Executive engages in any activity specified in subsection (1) or (3) above.

In the event of a change in control of the Company (as defined in Section 14 above), this forfeiture provision shall be void.

SECTION 16. SUCCESSORS AND ASSIGNS

If the Company sells, assigns or transfers all or substantially all of its business and assets to any party, excluding affiliates of the Company, or if the Company merges into or consolidates or otherwise combines with any party which is a continuing or successor entity, then the Company shall assign all of its right, title and interest in this Plan as of the date of such event to the party which is either the acquiring or successor corporation, and such party shall assume and perform from and after the date of such assignment all of the terms, conditions and provisions imposed under this Plan upon the Company. In case of such assignment by the Company and such assumption and agreement by such party all further rights as well as all other obligations of the Company under this Plan thenceforth shall cease and terminate and thereafter the expression "the Company" wherever used herein shall be deemed to mean such party.

SECTION 17. NON-GUARANTEE OF EMPLOYMENT

This Plan shall not be construed as giving the Executive the right to be retained as an employee of the Company for any period.

SECTION 18. VESTING

There is no vesting under the Plan.

SECTION 19. DESIGNATED PERCENTAGES AND GUARANTEED PERIOD

The designated percentage under Section 5 for the Executive is   %.
                                                               --

The designated guaranteed period under Section 5 for the Executive is 20 years.

SECTION 20. ADMINISTRATION

     A. The Benefits Investment Committee shall be responsible for the general operation and administration of the Plan and shall have the full authority to interpret and construe the Plan. The Benefits Investment Committee's interpretation and construction of the Plan, and actions thereunder, shall be binding and conclusive on all persons and for all purposes.

     B. The Benefits Administrative Committee shall have the full authority to determine and review claims for benefits under this plan. The Benefits Administrative Committee's determination of benefit claims under this plan, and actions thereunder, shall be binding and conclusive on all persons and for all purposes.

SECTION 21. NOTICES

All notices, requests, demands, and other communications under this Plan shall be in writing and delivered in person or by certified mail, postage prepaid as follows:

                          Company
                          -------

                          Sensient Technologies Corporation
                          777 E. Wisconsin Avenue
                          Milwaukee, WI  53202
                          Attn:  Vice President - Human Resources

                          Executive
                          ---------

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of June 14, 2001.

                                     Sensient Technologies Corporation


                                     By:
                                          --------------------------------------
                                          Richard Carney, Vice President - Human
                                          Resources

(CORPORATE SEAL)                     Attest:


                                     -------------------------------------------
                                     John L. Hammond, Secretary


                                     -------------------------------------------
                                     Executive

EXHIBIT 10.1(t)

                                                                       Exhibit A

                         SENSIENT TECHNOGIES CORPORATION

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN B

                             WAIVER OF PARTICIPATION

On                      , I was given the opportunity to participate in the
   ---------------------
Sensient Technologies Corporation Supplemental Executive Retirement Plan B. In accordance with the policy established under the Plan, each designated Executive is given 60 days from the notice of designation (the "Notice") to participate before the offer is withdrawn, unless at a later date the offer is reinstated by Sensient Technologies Corporation. I acknowledge and understand this limitation relative to my participation in the Plan.

Because the elapsed time since receipt of the Notice exceeds 60 days, there will be no benefits available to me or to any of my beneficiaries under the Plan. I further understand that my future participation in the Plan is solely within the discretion of Sensient Technologies Corporation.

Date:
     -------------------------------


------------------------------------        ------------------------------------
(Witness)                                   (Signature) (Print Name)

                                                                       Exhibit B

                        SENSIENT TECHNOLOGIES CORPORATION
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN B

                             Beneficiary Designation
                             -----------------------

I,                        , hereby designate the following as my Primary
   ----------------------
Beneficiary under my Supplemental Executive Retirement Plan B with Sensient Technologies Corporation:


------------------------------------        ------------------------------------
    Primary Beneficiary's Name                       Relationship to me

If the Primary Beneficiary does not survive me or survives me, but dies before actual payment in full of my benefits, or if there be no named Primary Beneficiary, the remaining portion of my benefits shall be paid in equal shares to the following Contingent Beneficiaries.


------------------------------------        ------------------------------------
     Contingent Beneficiary's Name               Relationship to me


------------------------------------        ------------------------------------
     Contingent Beneficiary's Name               Relationship to me


------------------------------------        ------------------------------------
     Contingent Beneficiary's Name               Relationship to me

Upon the death of a Contingent Beneficiary, any remaining portion of said benefits shall be paid in equal shares to his or her children living at the time each payment is to be made in accordance with the Plan. Upon the death of a Contingent Beneficiary who is not survived by a child or children, or upon the death of the last surviving child of a Contingent Beneficiary, any remaining portion of his or her beneficial interest shall be paid in equal shares to the then living Contingent Beneficiaries and the children of any then deceased Contingent Beneficiaries, any such child or children to be paid (as described in the preceding sentence) only the share the parent would receive if living.

If none of the foregoing persons are living when any benefits under the Plan are payable, any remaining installments shall be paid to the personal representative of the last to die of me or my designated beneficiary.

This form constitutes a revocation in full of any Beneficiary Designations previously made by me and may be changed or revoked by me at any time, provided that such subsequent designations be in writing and filed with Sensient Technologies Corporation.

Witness:                                    Date:
                                                  ------------------------------


------------------------------------        ------------------------------------
        (Cannot be a Beneficiary)                     Signature of Employee

Receipt of the above Beneficiary Designation is hereby acknowledged by:

                                            SENSIENT TECHNOLOGIES
                                            CORPORATION


Date:                                       By:
      ------------------------------           ---------------------------------

                                       3